Exhibit (e)
                             DISTRIBUTION AGREEMENT


         This Distribution Agreement is made as of the 16th day of March, 2001 by and between Harris Insight(R) Funds Trust, a Massachusetts Business Trust (the "Trust"), and PFPC DISTRIBUTORS, INC., a Delaware corporation ("PFPC" or "Distributor").

         WHEREAS, the Trust is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust desires to retain PFPC as Distributor for the Trust's separate portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (individually, a "Fund" and collectively, the "Funds") in order to provide for the sale and distribution of shares of the Funds (the "Shares"), and PFPC is willing to render such services;

         NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby, the parties hereto agree as follows:

                            I. DELIVERY OF DOCUMENTS

         The Trust has delivered to PFPC copies of each of the following documents and will deliver to it all future amendments and supplements thereto, if any:

             (a) The Trust's most recent Prospectus(es) and Statement(s) of Additional Information and all amendments and supplements thereto (collectively, the "Prospectuses").

                                II. DISTRIBUTION

         1. Appointment of Distributor. The Trust hereby appoints PFPC as Distributor of the Funds' Shares and PFPC hereby accepts such appointment and agrees to render the services and duties set forth in this Section II. In the event that the Trust establishes one or more portfolios other than the Funds with respect to which it desires to retain PFPC to act as distributor hereunder, the Trust shall notify PFPC in writing. If PFPC is willing to render such services, it shall notify the Trust whereupon such portfolio shall become one of the "Funds" hereunder and such portfolios shall be added to Exhibit A and acknowledged in writing by the parties hereto.

         2. Services and Duties.

         (a) The Trust agrees to sell through PFPC, as agent, from time to time during the term of this Agreement, Shares upon the terms and at the current offering price as described in the applicable Prospectus. PFPC will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of


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Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. Prior to making any payments from its own resources to financial institutions, securities dealers or other industry professionals for shareholder services, administration or distribution assistance for a Fund, PFPC will enter into written agreements in a form satisfactory to the Trust's Board of Trustees. PFPC shall devote appropriate efforts to effect sales of Shares of each of the Funds, but shall not be obligated to sell any certain number of Shares.

         (b) In all matters relating to the sale and redemption of Shares, PFPC will act in conformity with the Trust's Declaration of Trust, By-Laws and applicable Prospectuses and with the instructions and directions of the Board of Trustees of the Trust and will conform to and comply with the requirements of the Securities Act of 1933 (the "1933 Act"), the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations.

         (c) All Shares of the Funds and future funds covered by this Agreement offered for sale by PFPC shall be offered for sale to the public at a price per share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the applicable Prospectuses), plus (ii) any sales charge applicable to a class of Shares which shall be the percentage of the offering price of such Shares as set forth in the applicable Prospectuses and, in respect of Class B Shares, as set forth below. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Concessions paid by PFPC to broker-dealers and other persons shall be set forth in either the selling agreements between PFPC and such broker-dealers and persons or, if such concessions are described in the applicable Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling or distribution and servicing agreement with PFPC shall be authorized to act as agent for the Trust in connection with the offering or sale of Shares to the public or otherwise.

         (d) If any Shares (other than Class B Shares) sold by PFPC under the terms of this Agreement are redeemed or repurchased by the Trust or by PFPC as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, PFPC shall forfeit the amount above the net asset value received by it with respect to such Shares, provided that the portion, if any, of such amount re-allowed by PFPC to broker-dealers or other persons shall be repayable to the Trust only to the extent recovered by PFPC from the broker-dealer or other persons concerned. PFPC shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Trust or by PFPC as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.


         (e) In accordance with the Distribution Plan-B Shares of the Trust (the "Plan"), the Trust in respect of each Fund shall pay to the Distributor or, at the Distributor's direction, to a third party, monthly in arrears on or prior to the [10th] business day of the following calendar month, the Distributor's Allocable Portion (as

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defined below) of a fee (the "Class B Distribution Fee") which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.75% per annum multiplied by (B) the net asset value of the B Shares of each Fund outstanding on such day. The Trust in respect of each Fund agrees to withhold from redemption proceeds of the B Shares, the Distributor's Allocable Portion of any contingent deferred sales charge ("CDSC") payable with respect to the B Shares, as provided in each Fund's Prospectus, and to pay the same over to the Distributor or, at the Distributor's direction, to a third party, at the time the redemption proceeds are payable to the holder of such shares redeemed. Payment of these CDSC amounts to the Distributor is not contingent upon the adoption or continuation of any Plan.

                  For purposes of this Agreement, the term "Allocable Portion" of the Class B Distribution Fee and CDSCs payable with respect to B Shares shall mean the portion of such Distribution Fees and CDSC allocated to the Distributor in accordance with the Allocation Schedule attached as Schedule A to the Plan.

                  The Distributor shall be considered to have completely earned the right to the payment of its Allocable Portion of the Class B Distribution Fee and the right to payment of its Allocable Portion of the CDSCs with respect to each Class B Share upon the settlement date of each Class B Share taken into account in determining the Distributor's Allocable Portion of Class B Distribution Fees.

                  The provisions set forth in Section 2 of the Plan (in effect on the date hereof) relating to B Shares, together with the related definitions and Schedule A to the Plan are hereby incorporated by reference into this
Section II with the same force and effect as if set forth herein in their entirety.

Service Plan Reports.

         So long as the Trust has one or more service plans in effect for one or more classes of shares (the "Service Plans"), the Distributor shall provide the Trust's Board of Trustees at least quarterly, a written report of the amounts expended by the Distributor pursuant to the Service Plans and the purpose for which such expenditures were made.

3.       Sales and Redemptions.

         (a) The Trust shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with preparing, printing and distributing the Prospectuses except as set forth in subsection 2(c) of Section II hereof.

         (b) The Trust shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of the Shares for sale in such states as PFPC may designate to the Trust and the Trust may approve, and the Trust shall pay all

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

filing fees which may be incurred in connection with such qualification. PFPC shall pay all other expenses incurred by PFPC in connection with the sale of the Shares, except as otherwise specifically provided in this Agreement.

         (c) The Trust shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the SEC ("Rules").

         (d) The Trust reserves the right to reject any order for Shares, but will not do so arbitrarily or without reasonable cause.

                              III. CONFIDENTIALITY

         PFPC will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust, to the Trust's prior or current shareholders and to those persons or entities who respond to PFPC's inquiries concerning investment in the Trust, and, except as provided below, will not use such records and information for any purpose other than the performance of its responsibilities and duties hereunder. Any other use by PFPC of the information and records referred to above may be made only after prior notification to and approval in writing by the Trust. Such approval shall not be unreasonably withheld and may not be withheld where: (i) PFPC may be exposed to civil or criminal contempt proceedings for failure to divulge such information;
(ii) PFPC is requested to divulge such information by duly constituted authorities; or (iii) PFPC is so requested by the Trust.

                              IV. INDEMNIFICATION

         1. Trust Representation. The Trust represents and warrants to PFPC that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the Rules thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to PFPC expressly for use in the Registration Statement or Prospectuses.

         2. PFPC Representation. PFPC represents and warrants to the Trust that it is duly organized as a Delaware corporation and is and at all times will remain registered as a broker/dealer under the Securities Exchange act of 1934 and a member in good standing with the National Association of Securities Dealers and is otherwise duly authorized and licensed to carry out its services as contemplated herein.

         3. Trust Indemnification. The Trust, on behalf of each Fund, will indemnify, defend and hold harmless PFPC, its several officers and Trustees and any person who controls PFPC within the meaning of Section 15 of the 1933 Act, from and against any

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losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by the Trust, or arise out of, or are based upon, information furnished on behalf of a Fund, filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse PFPC, its several officers and Trustees, and any person who controls PFPC within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Trust shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Trust in reliance upon and in conformity with written information furnished to the Trust by or on behalf of and with respect to PFPC specifically for inclusion therein.

         The Trust shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of his obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of Trustees of the Trust who are neither "interested persons" of the Trust (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

         The Trust shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as: (i) such person shall undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) such person shall provide security for such undertaking, or the Trust shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party directors of the Trust (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

         4. PFPC Indemnification. PFPC will indemnify, defend and hold harmless the Trust, the Trust's several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, from and against any losses, claims,

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

damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of its representations, warranties and agreements herein, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other documents executed by or on behalf of the Trust or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Trust by or on behalf of and with respect to PFPC specifically for inclusion therein, and will reimburse the Trust, the Trust's several officers and Trustees, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim, as such expenses are incurred.

         5. General Indemnity Provision. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party, provided that the indemnified party shall have the right to employ one separate counsel to represent it in such suit if in the reasonable judgment of the indemnified party it is advisable because of an actual or potential conflict of interest between it and the indemnifying party in the conduct of the defense of such action, in which event the fees and expenses of such separate counsel will be borne by the indemnifying party.

         6. Limitation of Liability. The names "Harris Insight Fund Trust" and Trustees of "Harris Insight Fund Trust" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 6, 1995 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Harris Insight Fund Trust Funds" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents

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of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

                          V. DURATION AND TERMINATION

         This Agreement shall become effective as of the date first above written, and, unless terminated as provided herein, shall continue until March 16, 2002. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year, provided that such continuance is specifically approved at least annually by a vote of the majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" of the Trust and have no direct or indirect financial interest in the operation of each Fund's Service Plan or in this Agreement, or in any agreement relating to the Plan, by vote cast in person at a meeting called for the purpose of voting on such approval; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Trust or by a vote of a "majority of the outstanding voting securities" of the Trust on 60 days' written notice to PFPC, or by PFPC at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its "assignment". (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.). Notwithstanding this Section, this Agreement, with respect to the Fund's Class B Shares, has been approved in the manner required by the 1933 Act and the rules thereunder in anticipation of the Distributor's transfer of its Allocable Portion of the Class B Distribution Fee (but not its obligations under this Agreement) to a third party pursuant to a "Purchase and Sale Agreement" in order to raise funds to cover distribution expenditures in respect of the Class B Shares, and such transfer will not cause a termination of this Agreement.

                        VI. AMENDMENT OF THIS AGREEMENT

         No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

                                  VII. NOTICES

         Notices of any kind to be given to the Trust hereunder by PFPC shall be in writing and shall be duly given if mailed or delivered to the Trust at 3200 Horizon Drive, King of Prussia, PA 19406, or at such other address or to such individual as shall be so specified by the Trust to PFPC. Notices of any kind to be given to PFPC hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to PFPC at 4400 Computer Drive, Westborough, MA 01581 or at such other address or to such individual as shall be so specified by PFPC to the Trust.

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


                              VIII. MISCELLANEOUS

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision if this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section V hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation of the SEC thereunder.


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                                         HARRIS INSIGHT FUNDS TRUST


                                         By:  ________________________________


Attest:  ____________________


                                         PFPC DISTRIBUTORS, INC.


                                         By:  ________________________________


Attest:  ____________________


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                                    EXHIBIT A

         This Exhibit A, dated as of March 16, 2001, is Exhibit A to the Distribution Agreement dated March 16, 2001 between Harris Insight Funds Trust and PFPC Distributors, Inc.

                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Convertible Securities Fund
                           Harris Insight Equity Fund
                 Harris Insight Large-Cap Aggressive Growth Fund
                 Harris Insight Small-Cap Aggressive Growth Fund
                         Harris Insight Technology Fund
                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund


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